UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 18, 2008

VALENCE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-20028 (Commission File Number)	77-0214673 (IRS Employer Identification Number)

12201 Technology Boulevard, Suite 150 Austin, Texas 78727 (Address of principal executive offices)

(512) 527-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On September 18, 2008, Berg & Berg Enterprises, LLC (“Berg & Berg”) advanced to the Company $1,000,000 as a loan to be used to cover working capital requirements.  This loan was made pursuant to a previously announced agreement between the Company and Berg & Berg whereby Berg & Berg agreed to provide up to $10,000,000 in interim working capital loans from time to time in order to supplement the Company’s working capital and other financial needs.  This is the third working capital loan installment made pursuant to this agreement.  Currently, the Company has up to $3,500,000 in principal amount of working capital loans remaining under the agreement.

In connection with the advance made on September 18, 2008, the Company executed a promissory note (the “Promissory Note”) in the aggregate principal amount of $1,000,000 in favor of Berg & Berg.  The Promissory Note is payable on November 15, 2008 and bears interest at a rate of 8.0% per annum.  The managing member of Berg & Berg is Carl E. Berg, who is the Chairman of the Company’s Board of Directors and the principal stockholder of the Company.

This summary of the terms of the Promissory Note is qualified in its entirety by the text of the Promissory Note, a copy of which is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 10.1        Promissory Note, dated as of September 18, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALENCE TECHNOLOGY, INC.

Dated: September 22, 2008	By:	/s/ Roger Williams
Roger Williams
Vice President, General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit 10.1               Promissory Note, dated as of September 18, 2008.